BOLIVARIAN REPUBLIC OF VENEZUELA
MINISTRY OF FINANCE

CONSENT

     I, Tobías Nóbrega Suárez, Minister of Finance of the Bolivarian Republic of Venezuela, hereby consent to reference to my name, in my official capacity, as the Minister of Finance under the caption “Official Statements” in the Prospectus of the Bolivarian Republic of Venezuela included in the Registration Statement filed by the Bolivarian Republic of Venezuela with the United States Securities and Exchange Commission.

/s/ Tobías Nóbrega Suárez
Dr. Tobías Nóbrega Suárez
Minister of Finance

January 6, 2004